UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2020

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2020, Veoneer, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), where a total of 85,252,427 shares were represented in person or by valid proxy. The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 25, 2020. At the Annual Meeting, the Company’s stockholders took the following actions:

Proposal 1: Election of Directors

Dr. Mary Louise Cummings, Mr. Kazuhiko Sakamoto and Dr. Wolfgang Ziebart were each re-elected to the Company’s Board of Directors for a three-year term until the 2023 annual meeting of stockholders. The votes cast were as follows:

Dr. Mary Louise Cummings: 81,729,085 votes for, 39,793 votes against, 1,208,126 abstentions and 2,275,423 broker non-votes.

Mr. Kazuhiko Sakamoto: 79,064,344 votes for, 2,701,722 votes against, 1,210,938 abstentions and 2,275,423 broker non-votes.

Dr. Wolfgang Ziebart: 81,540,721 votes for, 216,958 votes against, 1,219,325 abstentions and 2,275,423 broker non-votes.

Proposal 2: Advisory Vote to Approve Executive Compensation

Stockholders of the Company approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers for fiscal year 2019. The votes cast were as follows:

57,822,485 votes for, 23,652,345 votes against, 1,502,174 abstentions and 2,275,423 broker non-votes.

Proposal 3: Amendment to the Restated Certificate of Incorporation to Eliminate the Supermajority Voting Standard

Stockholders of the Company did not meet the voting threshold required to amend the Restated Certificate of Incorporation to eliminate the supermajority voting standard. The votes cast were as follows:

82,825,398 votes for, 69,272 votes against, 82,334 abstentions and 2,275,423 broker non-votes.

Based on the outcome of the vote, the supermajority voting standard will remain in place and stockholders of the Company holding at least 80% of the voting power of all of the Company’s outstanding common stock will be required for any future amendment, alteration, change or repeal in any respect of any provision of the Company’s Restated Certificate of Incorporation.

Proposal 4: Amendment to the Restated Certificate of Incorporation to Eliminate the Classification of the Board of Directors

Stockholders of the Company did not meet the voting threshold required to amend the Restated Certificate of Incorporation to eliminate the classification of the Board of Directors. The votes cast were as follows:

82,831,468 votes for, 66,679 votes against, 78,857 abstentions and 2,275,423 broker non-votes.

Based on the outcome of the vote, the Board of Directors remains classified and the Class II directors elected at the 2020 Annual Meeting will serve a term ending at the 2023 annual meeting of stockholders.

Proposal 5: Ratification of Appointment of Independent Auditors

Stockholders of the Company ratified the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020. The votes cast were as follows:

84,027,091 votes for, 35,502 votes against, 1,189,834 abstentions and 0 broker non-votes.

A copy of the press release dated May 8, 2020 regarding the results of the Annual Meeting is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Veoneer, Inc. dated May 8, 2020 (Annual Meeting Results).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Veoneer, Inc. dated May 8, 2020 (Annual Meeting Results).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date:  May 8, 2020